UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 29, 2008

(Date of Earliest Event Reported)

THRESHOLD PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32979	94-3409596
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Seaport Boulevard

Redwood City, California 94063

(Address of Principal Executive Offices)(Zip Code)

(650) 474-8200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On August 29, 2008, Threshold Pharmaceuticals, Inc. (the “Company”) sold to certain investors (the “Offering”) an aggregate of 8,970,574 shares of its common stock for a purchase price equal to $2.04 per share and warrants exercisable for a total of 3,588,221 shares of its common stock with an exercise price equal to $2.34 per share (subject to adjustment). The Company received aggregate gross proceeds equal to approximately $18.3 million in connection with the Offering. Net proceeds generated from the Offering were approximately $17.0 million. The warrants expire on August 29, 2013. The Offering was consummated pursuant to the terms and conditions of that certain securities purchase agreement (the “Purchase Agreement”) entered into by the Company on July 9, 2008, with the investors named therein. A special meeting of the Company’s stockholders was held on Friday, August 22, 2008, at which the Company’s stockholders approved the sale and issuance of the shares of common stock and warrants in connection with the Offering. The number of shares of common stock issued and exercisable under the warrants as well as the purchase price of the common stock and the exercise price of the warrants described in this paragraph give effect to the reverse stock split effected by the Company as of August 20, 2008.

The Offering is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) the Securities Act of 1933, as amended (the “Act”), and Regulation D under the Act.

The shares and warrants sold in the Offering and the shares issuable upon the exercise of the related warrants have not been registered under the Act or any state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from SEC registration requirements. The shares and warrants were offered and sold only to accredited investors. The Company has agreed to file a registration statement with the SEC covering the resale of the shares issued in the private placement and the shares issuable upon the exercise of the warrants.

Item 8.01	Other Events

On September 2, 2008, the Company issued the press release attached hereto as Exhibit 99.1 regarding the transaction described in this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated September 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ JOEL A. FERNANDES
Joel A. Fernandes Senior Director, Finance and Controller

Date: September 2, 2008